UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

KKR Credit Opportunities Portfolio

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KKR CREDIT OPPORTUNITIES PORTFOLIO
Issues you care about are up for a vote.	We offer four easy ways to vote

Please vote your proxy now.

Dear valued investor,

We have yet to receive your proxy voting instructions for KKR Credit Opportunities Portfolio.

Make your voice heard. Vote today so we can avoid adjournment of the special shareholder meeting scheduled on August 25, 2025.

Join your fellow shareholders and vote now. If you have questions or need assistance, call 1-844-202-6602 and a proxy specialist will be happy to assist you.

We appreciate your investment—and thank you for voting.

Sincerely,

/s/ Lori Hoffman

Lori Hoffman

Secretary and Vice President

Go to www.proxyvote.com

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Call 1-844-202-6602

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With a proxy card

Access the automated system

using a touch-tone phone

Call the number located

on your ballot

Scan the QR code on the

enclosed proxy card

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the envelope provided

Your unique control number can be found on the enclosed ballot in the box marked with an arrow.